Exhibit 3.5

FORM OF

CERTIFICATE OF FORMATION

OF

AMGP GP LLC

This Certificate of Formation of AMGP GP LLC (the “Company”), dated April [ • ], 2017, has been duly executed, and is filed pursuant to Section 18-201 of Delaware Limited Liability Company Act (the “Act”) to form a limited liability company under the Act.

FIRST:	The name of the Company is: AMGP GP LLC

SECOND:	The address of the registered office required to be maintained by Section 18-104 of the Act is:

Corporation Trust Center

1209 Orange Street

Wilmington, Delaware 19801

THIRD:	The name and the address of the registered agent for service of process required to be maintained by Section 18-104 of the Act is:

The Corporation Trust Company

Corporation Trust Center

1209 Orange Street

Wilmington, Delaware 19801

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first written above.

Alvyn A. Schopp
Authorized Person

[Signature Page to Certificate of Formation of AMGP GP LLC]